Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements listed below of our report dated March 26, 2004 except for Note 17 as to which the date is June 9, 2004, with respect to the consolidated financial statements of ReGen Biologics, Inc., included in this Annual Report (Form 10-K/A-1) for the year ended December 31, 2003.

1) No. 333-88745

2) No. 333-88747
3) No. 333-36423
4) No. 333-36425
5) No. 333-23731
6) No. 333-23749
7) No. 333-04106
  8) No. 333-110605

/s/ Ernst & Young LLP

Baltimore, Maryland
June 15, 2004